UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2006

AmerisourceBergen Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number	(I.R.S. Employer Identification Number)

1300 Morris Drive Chesterbrook, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 727-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 10, 2006, the Compensation and Succession Planning Committee of the Board of Directors of AmerisourceBergen Corporation (the “Registrant”) adopted the written form of the AmerisourceBergen Corporation Executive Retirement Plan (the “Plan”). Designed to facilitate the recruitment and retention of senior management, the Plan will apply to selected key management of the Registrant, including all of the executive officers of the Registrant. The Plan will provide eligible participants with an annual amount equal to four percent (4%) of the participant’s base salary and bonus incentive to the extent that his or her compensation exceeds the annual compensation limit established by Section 401(a)(17) of the Internal Revenue Code. The compensation limit is $220,000 for 2006. Annual accruals under the Plan will commence effective as of January 1, 2006.

In addition to annual accruals, the Plan will credit certain eligible participants with an initial amount based on his or her service for the Registrant during the period following the August 29, 2001 merger of AmeriSource Health Corporation and Bergen Brunswig Corporation to form the Registrant. After the merger, the Registrant froze or curtailed then existing executive retirement plans and did not establish either a new executive defined benefit pension plan or a new executive defined contribution plan. This initial benefit is based on salary and service during the period from the merger through December 31, 2005, with the resulting amount, if any, offset by the present value of any benefit provided under the legacy plans. The initial benefit will be credited as an opening balance to an eligible participant’s account during 2006.

Fidelity Investments will administer the Plan. Fidelity will credit participant accounts with Plan benefits following the close of each calendar year. Participants will be permitted to allocate the amounts in their accounts among investment options specified by the Plan administrator from time to time. Such allocation will be only for the purposes of determining gains and losses based on the performance of the underlying investments. A participant’s account will be credited and debited with investment gains and losses based on their allocation, but will not actually be invested in the investment options. Accordingly, the ultimate amount received by each participant under the Plan will be based on the performance of the underlying mutual funds.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 11, 2006, the Registrant announced that the Board of Directors increased the number of directors constituting the Board to ten directors and appointed Michael J. Long to serve as a Class II director of the Company.

Mr. Long is President and Chief Operating Officer of the North American Computer Products Group of Arrow Electronics, Inc., a worldwide electronics and computer products distributor. He resides in Cherry Hills Village, Colorado.

A copy of the news release announcing Mr. Long’s appointment is filed as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1    News Release dated May 11, 2006 regarding director appointment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: May 16, 2006	By:	/s/ Michael D. DiCandilo
	Name:	Michael D. DiCandilo
	Title:	Executive Vice President
and Chief Financial Officer